Exhibit 10.4

2003 AMENDMENT TO THE

JETBLUE AIRWAYS CORPORATION

401(k) RETIREMENT PLAN

THIS AMENDMENT adopted this 19th day of November, 2003, by JETBLUE AIRWAYS CORPORATION (herein referred to as the “Employer”).

W I T N E S S E T H:

WHEREAS, the Employer has heretofore adopted a defined contribution pension benefit plan, effective as of October 1, 1999, known as the JetBlue Airways Corporation 401(k) Retirement Plan (herein referred to as the “Plan”); and

WHEREAS, the Plan was amended and restated in its entirety pursuant to a plan document adopted on December 31, 2001;

WHEREAS, the Employer, pursuant to Section 8.1 of the Plan relating to amendments thereto, hereby desires to further amend the Plan.

NOW, THEREFORE, effective as of January 1, 2003, except as otherwise provided herein, the Employer hereby amends the Plan as follows:

I. The name of the Plan shall be the “JetBlue Airways Retirement Plan.”

II. The second paragraph of Section 1.8 of the Plan is amended by deleting subparagraph (a) thereof in its entirety and replacing it with the following:

(a) excluding, for purposes of the Employer’s discretionary profit sharing contributions pursuant to Section 4.1(c), the following items: per diem allowances and other similar types of expense reimbursements; the value of company-paid group term life insurance; the value of other non-cash fringe benefits, such as incentive passes and “positive space” travel benefits; moving allowances, relocation adjustments and other similar payments and allowances; automobile expense allowances and reimbursements; annual bonuses to officers and directors, but not excluding cash incentive awards and other types of cash bonuses to Crewmembers other than officers and directors; signing bonuses and other similar payments received in connection with becoming employed; “in lieu of” payments made to Highly Compensated Employees affected by the provisions of Section 4.10(a)(1); PTO payouts; any taxable compensation that may result from the grant or exercise of stock-based compensation; any other type of deferred compensation; severance pay and payments in the nature of severance benefits; non-taxable sick pay, workers compensation payments and payments under short-term and long-term disability plans; and payments under a pilots’ loss of license income replacement plan.

III. The second paragraph of Section 1.8 of the Plan is further amended by deleting subparagraph (b) thereof in its entirety and replacing it with the following:

(b) excluding, for purposes of salary reduction elections pursuant to Section 4.2 and Employer matching contributions pursuant to Section 4.1(b), the following items: per diem allowances and other similar types of expense reimbursements; the value of company-paid group term life insurance; the value of other non-cash fringe benefits, such as incentive passes and “positive space” travel benefits; moving allowances, relocation adjustments and other similar payments and allowances; automobile expense allowances and reimbursements; signing bonuses and other similar payments received in connection with becoming employed; “in lieu of” payments made to Highly Compensated Employees affected by the provisions of Section 4.10(a)(1); any taxable compensation that may result from the grant or exercise of stock-based compensation; any other type of deferred compensation; severance pay and payments in the nature of severance benefits; non-taxable sick pay; workers compensation payments and payments under any long- term disability plan; and payments under a pilots’ loss of license income replacement plan.

IV. Section 1.15 of the Plan is amended by adding, at the end thereof, the following additional paragraph:

Interns, including student interns, shall not be eligible to participate in this Plan.

V. Section 2.8 of the Plan is deleted in its entirety and replaced by the following:

2.8 CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the

Administrator pursuant to Section 2.7 shall be afforded a reasonable opportunity for a full and fair review of such decision under a claims review procedure established by the Administrator. Such claims review procedure shall comply with the requirements of Department of Labor regulation 2560.503-1, as amended from time to time.

VI. Section 4.4(b)(3) of the Plan is amended by adding, at the end of the second grammatical paragraph thereof, the following additional sentence:

An Employee who is on an approved leave of absence as of the last day of the Plan Year, including an unpaid leave of absence, shall be deemed to be “actively employed” for purposes of the foregoing requirement.

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The Plan, as herein amended, is hereby ratified, approved and confirmed as being in full force and effect as of the date hereof.

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IN WITNESS WHEREOF, the undersigned Employer has executed this Amendment as of the day and year first above written, to become effective January 1, 2003.

EMPLOYER:

JETBLUE AIRWAYS CORPORATION

By:	/s/ VINCENT STABILE

Name: Vincent Stabile

Title: V.P.–People